Exhibit 32

                           CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the amended Quarterly report of Stock Market Solutions,
Inc. (the "Company") on Form 10-QSB for the period ending September 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the
"Report"), I, Richard Smitten, acting in the capacity as the Chief Executive
Officer and Chief Financial Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section
906 of the Sarbanes-Oxley Act of 2002, that:

  (1)  The Report fully complies with the requirements of section 13(a) or 15(d)
       of the Securities Exchange Act of 1934; and

  (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the
       Company.

/s/ Richard Smitten
    Richard Smitten
    President, CEO, Principal Financial Officer and Principal
    Accounting Officer

    November 7, 2003